Exhibit 20

Subsidiary Guarantees of Debt

The company’s notes payable and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The senior credit facilities are secured by: (1) a pledge of 100 percent of the stock owned by the company in its material direct and indirect majority-owned domestic subsidiaries and (2) a pledge of the company’s stock, owned directly or indirectly, of certain foreign subsidiaries, which equals 65 percent of the stock of each foreign subsidiary.

The following is unaudited condensed consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of June 28, 2009, and December 31, 2008, and for the six months ended June 28, 2009, and June 29, 2008. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Three Months Ended June 28, 2009
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$1,329.3	$596.9	$–	$1,926.2

Costs and expenses
Cost of sales (excluding depreciation)	–	1,117.4	475.8	–	1,593.2
Depreciation and amortization	0.9	41.9	26.6	–	69.4
Selling, general and administrative	15.6	49.9	12.4	–	77.9
Business consolidation and other activities	2.9	15.6	0.6	–	19.1
Gain on sale of investment	–	(34.8)	–		(34.8)
Equity in results of subsidiaries	(143.2)	–	–	143.2	–
Intercompany license fees	(6.6)	5.8	0.8	–	–
	(130.4)	1,195.8	516.2	143.2	1,724.8

Earnings (loss) before interest and taxes	130.4	133.5	80.7	(143.2)	201.4
Interest expense	(6.1)	(11.9)	(6.7)	–	(24.7)
Earnings (loss) before taxes	124.3	121.6	74.0	(143.2)	176.7
Tax provision	9.0	(45.3)	(12.1)	–	(48.4)
Equity in results of affiliates	–	0.6	4.6	–	5.2
Net earnings (loss)	133.3	76.9	66.5	(143.2)	133.5
Less net earnings attributable to noncontrolling interests	–	–	(0.2)	–	(0.2)
Net earnings (loss) attributable to Ball Corporation	$133.3	$76.9	$66.3	$(143.2)	$133.3

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Three Months Ended June 29, 2008
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$1,422.8	$694.8	$(37.3)	$2,080.3

Costs and expenses
Cost of sales (excluding depreciation)	–	1,226.1	549.7	(37.3)	1,738.5
Depreciation and amortization	1.1	45.8	29.3	–	76.2
Selling, general and administrative	11.9	44.4	22.2	–	78.5
Business consolidation and other activities	0.8	6.4	4.3	–	11.5
Equity in results of subsidiaries	(102.6)	–	–	102.6	–
Intercompany license fees	(15.5)	14.7	0.8	–	–
	(104.3)	1,337.4	606.3	65.3	1,904.7

Earnings (loss) before interest and taxes	104.3	85.4	88.5	(102.6)	175.6
Interest expense	(8.2)	(13.4)	(13.1)	–	(34.7)
Earnings (loss) before taxes	96.1	72.0	75.4	(102.6)	140.9
Tax provision	3.9	(31.3)	(18.0)	–	(45.4)
Equity in results of affiliates	–	0.7	3.9	–	4.6
Net earnings (loss)	100.0	41.4	61.3	(102.6)	100.1
Less net earnings attributable to noncontrolling interests	–	–	(0.1)	–	(0.1)
Net earnings (loss) attributable to Ball Corporation	$100.0	$41.4	$61.2	$(102.6)	$100.0

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Six Months Ended June 28, 2009
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$2,478.0	$1,033.8	$–	$3,511.8

Costs and expenses
Cost of sales (excluding depreciation)	–	2,070.3	835.4	–	2,905.7
Depreciation and amortization	1.7	83.0	51.4	–	136.1
Selling, general and administrative	25.4	95.0	32.7	–	153.1
Business consolidation and other activities	2.9	20.6	0.6	–	24.1
Gain on sale of investment	–	(34.8)	–	–	(34.8)
Equity in results of subsidiaries	(211.5)	–	–	211.5	–
Intercompany license fees	(24.5)	23.1	1.4	–	–
	(206.0)	2,257.2	921.5	211.5	3,184.2

Earnings (loss) before interest and taxes	206.0	220.8	112.3	(211.5)	327.6
Interest expense	(12.7)	(23.1)	(14.7)	–	(50.5)
Earnings (loss) before taxes	193.3	197.7	97.6	(211.5)	277.1
Tax provision	9.5	(71.9)	(14.1)	–	(76.5)
Equity in results of affiliates	–	1.0	1.5	–	2.5
Net earnings (loss)	202.8	126.8	85.0	(211.5)	203.1
Less net earnings attributable to noncontrolling interests	–	–	(0.3)	–	(0.3)
Net earnings (loss) attributable to Ball Corporation	$202.8	$126.8	$84.7	$(211.5)	$202.8

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Six Months Ended June 29, 2008
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$2,669.0	$1,210.7	$(59.2)	$3,820.5

Costs and expenses
Cost of sales (excluding depreciation)	–	2,279.0	956.4	(59.2)	3,176.2
Depreciation and amortization	1.9	91.8	57.1	–	150.8
Selling, general and administrative	23.3	93.1	43.7	–	160.1
Business consolidation and other activities	0.8	6.4	4.3	–	11.5
Gain on sale of investment	–	(7.1)	–	–	(7.1)
Equity in results of subsidiaries	(189.6)	–	–	189.6	–
Intercompany license fees	(32.2)	30.6	1.6	–	–
	(195.8)	2,493.8	1,063.1	130.4	3,491.5

Earnings (loss) before interest and taxes	195.8	175.2	147.6	(189.6)	329.0
Interest expense	(20.7)	(24.0)	(26.2)	–	(70.9)
Earnings (loss) before taxes	175.1	151.2	121.4	(189.6)	258.1
Tax provision	8.7	(62.8)	(28.5)	–	(82.6)
Equity in results of affiliates	–	1.1	7.4	–	8.5
Net earnings (loss)	183.8	89.5	100.3	(189.6)	184.0
Less net earnings attributable to noncontrolling interests	–	–	(0.2)	–	(0.2)
Net earnings (loss) attributable to Ball Corporation	$183.8	$89.5	$100.1	$(189.6)	$183.8

	UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEET
	June 28, 2009
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$1.1	$–	$58.4	$–	$59.5
Receivables, net	(0.9)	123.2	650.4	–	772.7
Inventories, net	–	754.4	247.0	–	1,001.4
Cash collateral – receivable	–	67.2	52.2	–	119.4
Current derivative contracts	0.8	127.0	18.5	–	146.3
Current deferred taxes and other current assets	0.1	77.1	35.4	–	112.6
Total current assets	1.1	1,148.9	1,061.9	–	2,211.9

Property, plant and equipment, net	21.8	971.3	829.4	–	1,822.5
Investment in subsidiaries	2,502.4	289.7	81.0	(2,873.1)	–
Goodwill	–	740.2	1,081.6	–	1,821.8
Noncurrent derivative contracts	0.1	90.8	6.8	–	97.7
Intangibles and other assets, net	151.3	82.9	118.5	–	352.7
Total Assets	$2,676.7	$3,323.8	$3,179.2	$(2,873.1)	$6,306.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$75.0	$1.9	$282.4	$–	$359.3
Accounts payable	54.1	402.4	280.2	–	736.7
Accrued employee costs	10.0	149.5	53.9	–	213.4
Income taxes payable and current deferred taxes	(7.3)	29.9	8.4	–	31.0
Cash collateral – liability	–	69.5	–	–	69.5
Current derivative contracts	2.6	106.8	58.0	–	167.4
Other current liabilities	26.5	81.8	61.1	–	169.4
Total current liabilities	160.9	841.8	744.0	–	1,746.7

Long-term debt	1,354.4	5.9	653.7	–	2,014.0
Intercompany borrowings	(342.2)	98.6	243.6	–	–
Employee benefit obligations	183.0	434.0	356.6	–	973.6
Noncurrent derivative contracts	–	90.8	54.0	–	144.8
Deferred taxes and other liabilities	12.8	17.4	87.5	–	117.7
Total liabilities	1,368.9	1,488.5	2,139.4	–	4,996.8

Shareholders’ equity
Convertible preferred stock	–	–	4.8	(4.8)	–
Preferred shareholders’ equity	–	–	4.8	(4.8)	–

Common stock	804.4	819.5	487.0	(1,306.5)	804.4
Retained earnings	2,231.0	1,212.0	497.8	(1,709.8)	2,231.0
Accumulated other comprehensive earnings (loss)	(171.3)	(196.2)	48.2	148.0	(171.3)
Treasury stock, at cost	(1,556.3)	–	–	–	(1,556.3)
Common shareholders’ equity	1,307.8	1,835.3	1,033.0	(2,868.3)	1,307.8
Total Ball Corporation shareholders’ equity	1,307.8	1,835.3	1,037.8	(2,873.1)	1,307.8
Noncontrolling interests	–	–	2.0	–	2.0
Total shareholders’ equity	1,307.8	1,835.3	1,039.8	(2,873.1)	1,309.8
Total Liabilities and Shareholders’ Equity	$2,676.7	$3,323.8	$3,179.2	$(2,873.1)	$6,306.6

	CONDENSED CONSOLIDATING BALANCE SHEET
	December 31, 2008
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$90.2	$(0.1)	$37.3	$–	$127.4
Receivables, net	0.5	145.7	361.7	–	507.9
Inventories, net	–	677.5	296.7	–	974.2
Cash collateral – receivable	–	123.2	106.3	–	229.5
Current derivative contracts	4.8	176.6	15.6	–	197.0
Current deferred taxes and other current assets	(1.1)	79.7	50.7	–	129.3
Total current assets	94.4	1,202.6	868.3	–	2,165.3

Property, plant and equipment, net	23.2	1,012.8	830.9	–	1,866.9
Investment in subsidiaries	2,286.1	289.7	81.0	(2,656.8)	–
Goodwill	–	740.2	1,085.3	–	1,825.5
Noncurrent derivative contracts	0.2	131.5	7.3	–	139.0
Intangibles and other assets, net	150.3	102.6	119.1	–	372.0
Total Assets	$2,554.2	$3,479.4	$2,991.9	$(2,656.8)	$6,368.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$62.5	$1.8	$238.7	$–	$303.0
Accounts payable	50.8	422.7	290.2	–	763.7
Accrued employee costs	3.7	175.0	54.0	–	232.7
Income taxes payable and current deferred taxes	21.5	(5.8)	(6.8)	–	8.9
Cash collateral – liability	–	124.0	–	–	124.0
Current derivative contracts	2.9	162.9	102.6	–	268.4
Other current liabilities	27.1	102.0	32.6	–	161.7
Total current liabilities	168.5	982.6	711.3	–	1,862.4

Long-term debt	1,340.5	7.7	758.9	–	2,107.1
Intercompany borrowings	(245.3)	217.7	27.6	–	–
Employee benefit obligations	193.8	430.0	357.6	–	981.4
Noncurrent derivative contracts	0.3	131.7	57.7	–	189.7
Deferred taxes and other liabilities	10.6	15.7	114.5	–	140.8
Total liabilities	1,468.4	1,785.4	2,027.6	–	5,281.4

Shareholders’ equity
Convertible preferred stock	–	–	4.8	(4.8)	–
Preferred shareholders’ equity	–	–	4.8	(4.8)	–

Common stock	788.0	820.9	485.5	(1,306.4)	788.0
Retained earnings	2,047.1	1,084.7	413.7	(1,498.4)	2,047.1
Accumulated other comprehensive earnings (loss)	(182.5)	(211.6)	58.8	152.8	(182.5)
Treasury stock, at cost	(1,566.8)	–	–	–	(1,566.8)
Common shareholders’ equity	1,085.8	1,694.0	958.0	(2,652.0)	1,085.8
Total Ball Corporation shareholders’ equity	1,085.8	1,694.0	962.8	(2,656.8)	1,085.8
Noncontrolling interests	–	–	1.5	–	1.5
Total shareholders’ equity	1,085.8	1,694.0	964.3	(2,656.8)	1,087.3
Total Liabilities and Shareholders’ Equity	$2,554.2	$3,479.4	$2,991.9	$(2,656.8)	$6,368.7

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Six Months Ended June 28, 2009
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$202.8	$126.8	$85.0	$(211.5)	$203.1
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	1.7	83.0	51.4	–	136.1
Business consolidation and other activities, net of cash payments	2.9	18.1	0.5	–	21.5
Gain on sale of investment	–	(34.8)	–	–	(34.8)
Deferred taxes	(2.1)	11.9	(21.3)	–	(11.5)
Equity earnings of subsidiaries	(211.5)	–	–	211.5	–
Other, net	17.1	5.0	(13.7)	–	8.4
Working capital changes, net	(24.7)	(86.4)	(202.5)	–	(313.6)
Cash provided by (used in) operating activities	(13.8)	123.6	(100.6)	–	9.2

Cash flows from investing activities
Additions to property, plant and equipment	(0.5)	(51.8)	(55.8)	–	(108.1)
Cash collateral, net	–	1.5	53.2	–	54.7
Proceeds from sale of investment	–	37.0	–	–	37.0
Investments in and advances to affiliates	(90.7)	(112.7)	203.4	–	–
Other, net	(6.0)	4.4	0.9	–	(0.7)
Cash provided by (used in) investing activities	(97.2)	(121.6)	201.7	–	(17.1)

Cash flows from financing activities
Long-term borrowings	398.3	–	113.1	–	511.4
Repayments of long-term borrowings	(371.6)	(1.9)	(220.8)	–	(594.3)
Change in short-term borrowings	–	–	24.9	–	24.9
Proceeds from issuances of common stock	12.3	–	–	–	12.3
Acquisitions of treasury stock	(1.3)	–	–	–	(1.3)
Common dividends	(18.7)	–	–	–	(18.7)
Other, net	2.9	–	–	–	2.9
Cash provided by (used in) financing activities	21.9	(1.9)	(82.8)	–	(62.8)

Effect of exchange rate changes on cash	–	–	2.8	–	2.8

Change in cash and cash equivalents	(89.1)	0.1	21.1	–	(67.9)
Cash and cash equivalents – beginning of period	90.2	(0.1)	37.3	–	127.4
Cash and cash equivalents – end of period	$1.1	$–	$58.4	$–	$59.5

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Six Months Ended June 29, 2008
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$183.8	$89.5	$100.3	$(189.6)	$184.0
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	1.9	91.8	57.1	–	150.8
Business consolidation and other costs	0.8	6.4	4.3	–	11.5
Gain on sale of subsidiary	–	(7.1)	–	–	(7.1)
Legal settlement	–	(70.3)	–	–	(70.3)
Deferred taxes	1.0	11.2	(9.3)	–	2.9
Equity earnings of subsidiaries	(189.6)	–	–	189.6	–
Other, net	18.9	9.3	(6.7)	–	21.5
Working capital changes, net	(85.5)	(23.4)	(254.0)	–	(362.9)
Cash provided by (used in) operating activities	(68.7)	107.4	(108.3)	–	(69.6)

Cash flows from investing activities
Additions to property, plant and equipment	(2.1)	(83.3)	(75.1)	–	(160.5)
Proceeds from sale of subsidiary, net	–	8.7	–	–	8.7
Investments in and advances to affiliates	(15.5)	(28.6)	44.1	–	–
Other, net	(7.8)	(3.7)	1.3	–	(10.2)
Cash used in investing activities	(25.4)	(106.9)	(29.7)	–	(162.0)

Cash flows from financing activities
Long-term borrowings	335.0	–	3.1	–	338.1
Repayments of long-term borrowings	(115.6)	(2.4)	(15.5)	–	(133.5)
Change in short-term borrowings	4.8	–	125.9	–	130.7
Proceeds from issuances of common stock	15.6	–	–	–	15.6
Acquisitions of treasury stock	(196.8)	–	–	–	(196.8)
Common dividends	(19.0)	–	–	–	(19.0)
Other, net	2.4	–	–	–	2.4
Cash provided by (used in) financing activities	26.4	(2.4)	113.5	–	137.5

Effect of exchange rate changes on cash	–	–	5.9	–	5.9

Change in cash and cash equivalents	(67.7)	(1.9)	(18.6)	–	(88.2)
Cash and cash equivalents – beginning of period	70.1	1.9	79.6	–	151.6
Cash and cash equivalents – end of period	$2.4	$–	$61.0	$–	$63.4